Exhibit 99.3.1

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER (AS DEFINED BELOW).

NOTICE OF GUARANTEED DELIVERY

for Deposits of Common Shares of

STERLITE GOLD LTD.

pursuant to the Offer dated August 22, 2007 made by

GEOPROMINING LTD.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 12:01 A.M. (TORONTO TIME)
ON SEPTEMBER 27, 2007, UNLESS EXTENDED OR WITHDRAWN (THE “EXPIRY TIME”).
SEE “TIME FOR ACCEPTANCE” IN SECTION 2 OF THE OFFER.

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT YOUR COMMON SHARE CERTIFICATE(S) ARE NOT IMMEDIATELY AVAILABLE OR YOU ARE NOT ABLE TO DELIVER YOUR COMMON SHARE CERTIFICATE(S) TO THE DEPOSITARY ON OR PRIOR TO THE EXPIRY TIME.

This Notice of Guaranteed Delivery must be used to accept the offer dated August 22, 2007 (the “Offer”) made by GeoProMining Ltd. (the “Offeror”), to purchase all of the issued and outstanding common shares (the “Shares”) in the capital of Sterlite Gold Ltd. (“Sterlite Gold”) only if the certificate(s) for the Shares to be deposited are not immediately available or if the holder of Shares (the “Shareholder”) is not able to deliver the certificate(s) and all other required documents to the Depositary at or prior to the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand, mailed or transmitted by facsimile transmission to Equity Transfer & Trust Company (the “Depositary”) at its office in Toronto, Ontario at the address or facsimile number listed in this Notice of Guaranteed Delivery.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer and accompanying Circular (the “Circular”) dated August 22, 2007 have the meanings ascribed to them in the Offer and the Circular.

The Depositary or your broker or other financial advisor can assist you in completing this Notice of Guaranteed Delivery.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

As set forth under “Manner of Acceptance – Procedure for Guaranteed Delivery” in Section 3 of the Offer, if a Shareholder wishes to deposit Shares under the Offer and: (a) the certificate(s) representing such Shares are not immediately available; or (b) such certificate(s) and all other required documents cannot be delivered to the Depositary prior to the Expiry Time, such Shares may nevertheless be deposited pursuant to the Offer provided that all of the following conditions are met:

(a)     such a deposit is made by or through an Eligible Institution (as defined below);

(b)    a properly completed and duly executed copy of this Notice of Guaranteed Delivery (printed on pink paper), or a manually signed facsimile copy thereof, together with a guarantee to deliver by an Eligible Institution in the form set out in this Notice of Guaranteed Delivery, is received by the Depositary prior to the Expiry Time at its office in Toronto, Ontario listed herein; and

(c)     the certificate(s) representing deposited Shares, in proper form for transfer, together with a Letter of Transmittal, or a manually signed facsimile copy thereof, properly completed and duly executed, with any required signature guarantees and all other documents required by the Letter of Transmittal, are received by the Depositary prior to 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange (the “TSX”) after the Expiry Time. To constitute delivery for the  purpose of satisfying a guaranteed delivery, the Letter of Transmittal and accompanying share certificate(s) must be delivered to the Depositary at its office in Toronto, Ontario.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

The undersigned understands and acknowledges that payment for Shares deposited and taken up by the Offeror will be made only after timely receipt by the Depositary of: (i) such certificate(s) representing the Shares; and (ii) the Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required, and all other documents required by the Letter of Transmittal prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Shares on the purchase price of Shares purchased by the Offeror, regardless of any delay in making such payment, and that the consideration for the Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Shares delivered to the Depositary prior to the Expiry Time, even if the Shares to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Shares is not made, until after the take up and payment for the Shares under the Offer.

All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery is, to the extent permitted by applicable laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

TO:                         GEOPROMINING LTD.

AND TO:               EQUITY TRANSFER & TRUST COMPANY, as Depositary

By Mail Equity Transfer &Trust Company 200 University Avenue Suite 400 Toronto, Ontario M5H 4H1	By Registered Mail, Hand or by Courier Equity Transfer &Trust Company 200 University Avenue Suite 400 Toronto, Ontario M5H 4H1	By Facsimile Transmission Facsimile Number: (416) 361-0470

THE NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE TRANSMISSION OR MAILED TO THE DEPOSITARY AT ITS OFFICE IN TORONTO, ONTARIO LISTED IN THIS NOTICE OF GUARANTEED DELIVERY AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE MANNER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATES TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

DESCRIPTION OF SHARES

(Please print or type. If space is in sufficient, please attach a list in the form below.)

The undersigned hereby deposits with the Depositary upon the terms and subject to the conditions set forth in the Offer, the Circular and the Letter of Transmittal, receipt of which is hereby acknowledged, the Shares described below, pursuant to the procedures for guaranteed delivery as set forth in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery” and Instruction 2 to the Letter of Transmittal.

Certificate Number(s)	Name in which Registered (Please fill in exactly as name(s) appear(s) on certificate(s))	Number of Shares Represented by Certificate	Number of Shares Deposited*

TOTAL:

*  Unless otherwise indicated, the total number of Shares evidenced by certificates delivered will be deemed to have been deposited. Refer to Instruction 7 to the Letter of Transmittal.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

Date	Postal Code / Zip Code

Daytime Telephone Number

GUARANTEE OF DELIVERY

The undersigned, an Eligible Institution, guarantees delivery to the Depositary of the certificates representing the Shares deposited hereby, in proper form for transfer with a properly completed and duly executed Letter of Transmittal in the form enclosed herewith or an originally signed facsimile copy thereof, and all other documents required by the Letter of Transmittal, all prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time.

Name of the Firm:	Authorized Signature:

Address of the Firm:	Name:

Title:

Telephone Number:	Dated:

3

This Notice of Guaranteed Delivery is to be delivered by hand or transmitted by facsimile transmission or mail to the Depositary, EQUITY TRANSFER & TRUST COMPANY, as follows:

By Mail Equity Transfer &Trust Company 200 University Avenue Suite 400 Toronto, Ontario M5H 4H1	By Registered Mail, Hand or by Courier Equity Transfer &Trust Company 200 University Avenue Suite 400 Toronto, Ontario M5H 4H1	By Facsimile Transmission Facsimile Number: (416) 361-0470

Telephone: (416) 342-1091 E-Mail: investor@equitytransfer.com

Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above does not constitute a valid delivery.

Any questions and requests for assistance or additional copies of the Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed by the Shareholders to the Depositary at any of the telephone numbers and addresses set out above. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance.